UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2013

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 11, 2013, Glatfelter Gernsbach GmbH & Co. KG (the "Borrower"), a wholly-owned subsidiary of P. H. Glatfelter Company (the "Company"), entered into a Loan Contract with IKB Deutsche Industriebank AG, Düsseldorf (the "Bank"), pursuant to which the Borrower will borrow from the Bank approximately €42.7 million (or $55.6 million) aggregate principal amount (the "Loan"), all of which must be borrowed by April 26, 2014. In addition, the Company will enter into a Guaranty Agreement, by and between the Company and the Bank (the "Guaranty Agreement"), pursuant to which the Company will agree to unconditionally guarantee (the "Guarantee") the Loan.

The Loan is repayable in 32 quarterly installments beginning on June 30, 2015 and ending on March 31, 2023 and will bear interest at a rate of 2.05% per annum. Interest on the Loan or portion thereof is payable quarterly in each year of the term of the Loan with interest accruing from the date the Loan or portion thereof is drawn. In addition, the Loan Contract provides for a customary commitment fee of 3.00% per annum in connection with the undrawn portion of the Loan during the one-year drawdown period beginning on April 26, 2013. The Guaranty Agreement will terminate upon payment of the Loan in full by the Borrower and the Guarantee will serve as the only collateral for the Loan.

The Borrower is permitted to use borrowings under the Loan Contract to finance certain capital expenditures and to make other related investments at its manufacturing facility.

The Loan Contract provides for representations, warranties and covenants customary for financings of this type. The financial covenants contained in the Loan Contract, which relate to the minimum ratio of consolidated EBITDA to consolidated interest expense and the maximum ratio of consolidated total net debt to consolidated adjusted EBITDA, will be calculated by reference to the Company’s Amended and Restated Credit Agreement, dated November 21, 2011.

The Loan Contract provides that the Loan will become due and payable in the event of termination by the Bank for cause, which includes, among other things, a failure to comply with the financial covenants specified therein (subject to a cure period).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

April 16, 2013	By:	/s/ John P. Jacunski

Name: John P. Jacunski
Title: Senior Vice President and Chief Financial Officer